Exhibit 99.1

ION receives continued listing standards notice from the New York Stock Exchange

HOUSTON — April 1, 2020 — ION Geophysical Corporation (NYSE: IO) today announced that written notice was received from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual. ION is considered below criteria established by the NYSE for continued listing because its average market capitalization has been less than $50 million over a consecutive 30 trading-day period, and at the same time its last reported stockholders’ equity was below $50 million. The Company’s market capitalization was above $50 million prior to the precipitous stock market decline that was triggered by the COVID-19 pandemic.

The Company intends to submit a plan that demonstrates its ability to bring the Company into conformity with the continued listing standards within 18 months. During the 18-month period, the Company's shares will continue to be listed and traded on the NYSE, subject to its continued compliance with the plan and other NYSE continued listing standards.

“As our first quarter performance will validate, our team was making good process executing the refined strategies and cost restructuring we rolled out in January,” said Chris Usher, ION’s President and Chief Executive Officer. “While we captured some early successes, our industry is now facing the double impact of demand-side and supply-side effects from the COVID-19 pandemic and geopolitical decisions respectively. Our immediate actions were to address the COVID-19 threat and rapidly adjust working practices to protect our employees and communities. We have now also assessed the related impact of E&P budget reductions to our business and believe our forward momentum will be temporarily paused near-term.

“We are acting quickly to protect cash, continue servicing customers, apply new approaches with digital engagement and reallocate resources to maximize near-term financial impact. We are developing our plan and will work cooperatively with the NYSE in an effort to restore compliance. It is important to note that the COVID-19 pandemic was the major driver in the erosion of our market cap. While we are certainly not relying on the amelioration of the pandemic to fix the problem, we do believe that the normalization of markets should cause our market cap to rebound.”

About ION

ION develops and leverages innovative technologies, creating value through data capture, analysis and optimization to enhance critical decision-making, enabling superior returns. For more information, visit iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer
Mike Morrison, +1 281.552.3011
mike.morrison@iongeo.com

ION (Media relations)
Vice President, Communications
Rachel White, +1 281.781.1168
rachel.white@iongeo.com

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; and political, execution, regulatory, and currency risks. These risks and uncertainties also include risks associated with the WesternGeco litigation and other related proceedings. We cannot predict the outcome of this litigation or the related proceedings. It is also possible that the New York Stock Exchange will not accept the plan that the Company submits, which would make the Company subject to suspension and delisting procedures. The Company can provide no assurances that it will be able to satisfy the NYSE’s requirements to maintain a listing of its shares. For additional information regarding these various risks and uncertainties, including the WesternGeco litigation, see our Form 10-K for the year ended December 31, 2019, filed on February 6, 2020. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.